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                                                                   EXHIBIT 99.C2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in Part B the Prospectus constituting part of this Post Effective Amendment No. 3 to the registration statement on Form S-6 of our report dated December 22, 1999 relating to the financial statements and financial highlights of DIAMONDS Trust, Series 1, which appears in Part B of the Prospectus. We also consent to the reference to us under the heading "Independent Accountants" in Part B of the Prospectus.

PricewaterhouseCoopers LLP
Boston, Massachusetts


February 23, 2000